Exhibit 10.39

Patrick R. Gruber Chief Executive Officer pgruber@gevo.com

Greg Roda

Via email

July 23, 2013

Re:         Offer of Employment with Gevo, Inc.

Dear Greg:

We are very pleased to extend to you an offer of employment with Gevo, Inc. (the “Company”), which is estimated to begin on September 5, 2013.  The terms of our offer are as follows:

1.     Position.

You will  be  employed  by  the  Company  in  a regular,  full-time  position  as Chief  Commercial Officer, reporting  to the Chief Executive Officer.   Beginning on the date you join the Company, you  will  be  expected  to  devote  your  full  working  time  and  attention  to  the  business of  the Company, and not to work for any other business without  the Company’s approval.    During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company.  You will also be expected to comply with and be bound by the Company’s operating policies, procedures and practices that  are from time to time in effect during  the term  of your employment.

2.     Salary and Benefits.

Your annual salary shall be  $305,000.00, payable in  accordance  with  the  Company’s  normal payroll  practices, with  such payroll  deductions  and withholdings  as are required  by law. You will be eligible to receive an annual incentive payout (cash and/or  stock options)  of up to 40% of your annual salary.  To the extent that the Company provides life, health, dental, disability or other insurance  programs;  pension, profit-sharing,  401(k)  or other  retirement programs; paid time off periods, or other fringe benefits, and subject to the satisfaction of any general eligibility criteria, you will receive such benefits to the same extent as other similarly  situated employees of the Company.  You will receive four weeks of vacation per year.

3.     Stock Options.

Subject  to  formal  approval   by  the  Board  of  Directors  of  the  Company  (the  “Board’),  the Company will grant  to you an option  to purchase 100,000 shares of  the  Company’s Common Stock, pursuant to the terms and subject to the conditions of the Company’s Amended and Restated 2010 Stock Incentive Plan, and the Company’s standard option documents. The stock option shall be initially  unvested and shall vest over a period of  time if you  continue to be employed by the Company. All of the option terms will be defined more precisely in a definitive stock option agreement.  The exercise price of the option per share of Common Stock shall be equal to the NASDAQ closing price of the Company’s Common Stock on the date the grant is made by the Board.

4.     At Will Employment.

While we look forward to a long and productive relationship, should you decide to accept our offer,  you  will   be  an  at-will  employee  of  the  Company, which   means  the  employment relationship can be terminated by either of us for any reason, at any time, with  or without notice and with or without cause. Any statements or representations to the contrary (including any statements contradicting any provision in this offer letter)  should be regarded by you as ineffective.

Gevo,Inc., 345 Inverness Drive South, Bldg C, Ste 310, Englewood,  CO  80112

Tel: (303) 858-8358 • Fax: (303) 379-6630 • www.gevo.com

Patrick R. Gruber Chief Executive Officer pgruber@gevo.com

5.     Separation Benefits.

Upon termination  of  your  employment  with  the Company for  any  reason, you  will  receive payment for all unpaid salary and unused paid time off accrued and earned as of the date of your termination of employment, and your benefits will be continued under the Company’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required  by applicable law. In the  event  that  you  are terminated  by  the Company for any reason, other than a termination for cause, and such termination results in your incurring a “separation from service” from the Company within the meaning of Section 409A of  the  Internal  Revenue Code of  1986, as amended, you  will  be  entitled  to  receive severance in the amount of six month’s salary and the Company will vest all of your unvested stock options and other equity awards (if  any) outstanding at the  time of such termination, regardless of when such options or equity awards were made.   Any severance payments shall be paid in a single lump sum provided that, within 50 days of such termination, you sign and return to the Company a separation and release agreement in the form that will be provided to you, and you do not thereafter  revoke the separation and release agreement. Such separation and release agreement may include a non-compete provision that could last up to six months.

6.     Change of Control.

In the event of a Change of Control (as defined below) of the Company during the term that you remain employed by the Company, you will be entitled to receive a lump sum payment in the amount of six month’s salary and the Company will vest all of your unvested stock options Chief Executive Officer pgruber@gevo.com and other  equity  awards (if  any)  outstanding upon the  consummation  of  such Change of Control, regardless of when such options or equity awards were made. For purposes of this offer letter, “Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, but not including any underwritten public offering or any offering of securities under Rule 144A) in one or a series of related transactions, of all or substantially all of the assets of the Company taken as a whole to any individual, corporation, limited liability company, partnership, or other entity (other than any of the Company’s wholly-owned subsidiaries or any Company employee pension or benefits plan); or (b) the consummation of any transaction (including any stock or asset purchase, sale, acquisition, disposition, merger, consolidation or reorganization, but not including any public offering or Rule 144A offering) the result of which is that any individual, corporation,  limited  liability  company, partnership, or  other  entity  (other  than  any  of  the Company’s wholly-owned subsidiaries, any underwriter temporarily holding securities pursuant to a public offering or any Company employee pension or benefits plan), becomes the beneficial owner of more than 50% of the aggregate voting power of all classes of stock of the Company having the right to elect directors under ordinary circumstances.

7.     Confidentiality.

As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you  will  need  to  sign  the  Company’s  standard  “Employee  Proprietary  Information   and Inventions Agreement” as a condition of your employment.  We wish to impress upon you that we do not want you to, and we hereby direct you not to, bring with you any confidential or proprietary material of any former employer, or to violate any other obligations you may have to  any  former  employer. You represent  by  your  signature  on  this  offer  letter  and  the Company’s Employee Proprietary Information and Inventions Agreement that your employment with the Company will not violate any agreement in place between yourself and any current or past employers.

8.     Authorization to Work.

Please note that  because of  employer regulations adopted in  the Immigration  Reform and Control Act of 1986, within three business days of starting your new position you will need to present documentation demonstrating that you have authorization to work in the United States. For additional information, please go to this website: http://www.uscis.gov/i-9.

Gevo,Inc., 345 Inverness Drive South, Bldg C, Ste 310, Englewood,  CO  80112

Tel: (303) 858-8358 • Fax: (303) 379-6630 • www.gevo.com

Patrick R. Gruber Chief Executive Officer pgruber@gevo.com

9.     Arbitration.

You and the Company agree to submit to mandatory and exclusive binding arbitration of any controversy or claim arising out of, or relating to, this offer letter or any breach hereof or your employment relationship, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from  a court having jurisdiction  over the parties. Any such arbitration  shall be conducted through the American Arbitration Association in the State of Colorado, Denver County, before a single arbitrator,  in accordance with  the  National Rules for  the  Resolution  of  Employment Disputes of the American Arbitration Association in effect at that time, and judgment upon the determination  or  award  rendered  by  the  arbitrator  may  be  entered  in  any  court  having jurisdiction thereof.

10.     Miscellaneous.

This  offer   letter,   together   with   the   Employee  Proprietary  Information   and   Inventions Agreement, represents the entire agreement between the parties concerning the subject matter of your employment by the Company.  This offer letter  will be governed by the laws of the State of Colorado without reference to conflict of legal provisions.  This offer will remain open until seven days from the date of this letter.   If you decide to accept our offer, and we hope you will, please sign the enclosed copy of this letter in the space indicated and return it to Human Resources at  Gevo, Inc. Your signature will acknowledge that  you have  read and understood and  agreed to  the  terms  and conditions of  this  offer  letter  and  the  attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to contact me.

We look forward to the opportunity to work with you.

Best regards,

/s/ Patrick R. Gruber
Patrick R. Gruber
Chief Executive Officer
Accepted and Agreed:
/s/ Greg Roda
Signature
August 3, 2013
Date

Gevo,Inc., 345 Inverness Drive South, Bldg C, Ste 310, Englewood,  CO  80112

Tel: (303) 858-8358 • Fax: (303) 379-6630 • www.gevo.com